UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934

                  Date of Report: July 10, 2000

               NETWORK SYSTEMS INTERNATIONAL, INC.
     (Exact Name of Registrant as Specified in its Charter)

          Nevada                          0-22991            87-0460247
(State or other jurisdiction         (Commission File      (I.R.S. Employer
of incorporation or organization)        Number)        Identification Number)

         200 North Elm Street, Greensboro, North Carolina  27401
           (Address of principal executive officer) (Zip Code)

                             (336) 271-8400
       (Registrants telephone number, including area code)

Item 5.   Other Events

     On July 10, 2000, Network Systems International, Inc. (the "Company") issued a press release announcing that the Company entered into a Stock Purchase Agreement dated July 10, 2000 (the "Stock Purchase Agreement") with Richard T. Clark, Joel C. Holt,
D. Mark White, George D. Gordon, Bryan John, John Signorello and Steven Elias (the "Initial Investors"). A copy of the Stock Purchase Agreement is included as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference. Subject to the terms and conditions of the Stock Purchase Agreement, the Company will issue 1,666,667 new, restricted shares of the Company's common stock at $0.60 per share to the Initial Investors in a private placement organized by Millennium Holdings Group, Inc. ("Millennium"). The sale under the Stock Purchase Agreement is subject to the satisfaction of the following conditions, which are discussed in more detail below: (i) certain of the Company's current management shareholders must agree to sell 2,700,000 shares of the Company's common stock to accredited investors arranged by Millennium, (ii) these current management shareholders must grant the Company a put option giving the Company the right to require such management shareholders to purchase substantially all of the assets associated with the Company's business as currently conducted for $3,000,000, (iii) all of the Company's current directors must resign and a designated representative of the Initial Investors must be appointed to replace the former directors effective as of the closing date of the stock sale, and (iv) the Company must receive the consent of its current revolving credit lender, Wachovia Bank, N.A. ("Wachovia"). The sale under the Stock Purchase Agreement is expected to close on or about July 21, 2000. After completion of the sale under the Stock Purchase Agreement, the Initial Investors will collectively own 1,666,667 shares, or approximately 17.6%, of the Company's outstanding common stock.

     During the past nine (9) months, the Company has experienced a substantial reduction in revenues and has suffered large operating losses. As a result of these two factors, the Company is in default of its financial loan covenants contained in its revolving credit agreement with Wachovia. As stated in the
Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2000: "Until the Company can renegotiate its current revolving credit agreement or secure refinancing with another lender, the Company's principle sources of liquidity are funds generated by operations. These matters, along with the slowdown in software license sales, raise doubt about the ability of the Company to continue as a going concern." The Company has been unable to arrange for adequate financing to replace the Wachovia credit facility. After pursuing a number of other alternatives, the Board of Directors of the Company reached the conclusion that the transactions contemplated by the Stock Purchase Agreement is the best alternative available to the Company at this time. On June 26, 2000, the Company's Board of Directors approved the Company's issuance of 1,666,667 new shares at $0.60 per share to the Initial Investors pursuant to the terms of the Stock Purchase Agreement.

     The issuance of the new shares by the Company will generate $1,000,000, and the Company intends to use these proceeds to reduce a portion of its outstanding indebtedness to Wachovia. The funds necessary to complete the sale of the shares sold under the Stock Purchase Agreement will be escrowed pending closing. A copy of the Escrow Agreement is included as Exhibit 99A to this Current Report on Form 8-K and incorporated herein by reference. As required by the Company's revolving credit agreement, the Company will seek Wachovia's consent to this transaction and other related matters.

     On July 10, 2000, the Company sent a letter to its shareholders discussing the Company's omission to seek shareholder approval of the issuance of the new shares that would otherwise be required under the Nasdaq Marketplace Rules pursuant to the Company's reliance upon an exception contained in the Nasdaq Marketplace Rules. A copy of the Company's July 10, 2000 letter to its shareholders is included as Exhibit 20 to this Current Report on Form 8-K and incorporated herein by reference.

     As a condition to the Initial Investors' obligations pursuant to the terms of the Stock Purchase Agreement, four of the Company's current management shareholders, Robbie M. Efird,
E. W. "Sonny" Miller, Jr., David F. Christian and James W. Moseley (collectively, the "Selling Shareholders") will enter into Investment Agreements dated July 10, 2000 (the "Investment Agreements") to collectively sell 2,700,000 shares to Herbert Tabin, a managing partner with Millennium, (the "Investment Agreement Investor") for $1,500,000 (approximately $0.56 per share) in a second private placement arranged by Millennium. Additional information regarding Mr. Tabin is set forth below.  Copies of the Investment Agreements are included as
Exhibit 99B to this Current Report on Form 8-K and incorporated herein by reference. The sales under the Investment Agreements are expected to close immediately after the closing of the sale pursuant to the Stock Purchase Agreement. After completion of the sale under the Investment Agreements, the Initial Investors and the Investment Agreement Investor (the "Millennium Investors") will collectively own 4,366,667 shares, or approximately 46.1%, of the Company's outstanding common stock. Mr. Tabin will own 2,700,000 or approximately 28.5% of the Company's common stock.

     As a further condition to the Initial Investors' obligations under the Stock Purchase Agreement, the Selling Shareholders will grant the Company a put option, expiring forty-five (45) days after the closing date, giving the Company the right to require the Selling Shareholders to purchase substantially all of the Company's operating assets and liabilities (the "Company Assets") and substantially all of the operating assets and liabilities of Vercom Software, Inc., a wholly-owned subsidiary corporation of the Company ("Vercom") (the "Vercom Assets"; the Company Assets and the Vercom Assets shall collectively be referred to as the "Assets") for $3,000,000. The Assets include all of the operating assets related to the Company's business as currently conducted. During this 45-day period, the Company will determine the value of the Assets and evaluate whether it is in the best interests of the Company and its shareholders for the Company to sell the Assets to the Selling Shareholders at the put price, to sell the Assets to a third party, to retain the Assets or to take other appropriate action.

     In order to facilitate the Company's potential exercise of the put option, prior to the closing of the sale under the Stock Purchase Agreement, the Company will contribute the Company Assets to a recently formed wholly-owned subsidiary corporation, Network Systems International of North Carolina, Inc. ("NSI-NC"). As part of this process, the Company intends to assign its rights and obligations under substantially all of its current agreements (including its software license agreements, service agreements and employment agreements) to NSI-NC. The Company, however, will not assign its right and obligations under the Stock Option Agreement between the Company and Christopher N. Baker, the
Company's current president, dated April 15,1999 (the "Baker Option"). Under the terms of the Baker Option, consummation of the anticipated change of control discussed above would trigger a vesting of Mr. Baker's right to purchase 500,000 shares of the Company's common stock at $1.00 per share. Mr. Baker and Millennium have agreed that Millennium or its assigns will lend Mr. Baker $500,000, which Mr. Baker would use to exercise the option to purchase the 500,000 shares. In consideration for the $500,000 loan, Mr. Baker will transfer 275,000 shares of the Company's common stock to Millennium or its assigns and grant Millennium or its assigns an option expiring one hundred twenty
(120) days from the date Mr. Baker resigns from the Company's Board of Directors to purchase the remaining 225,000 shares acquired pursuant to the Baker Option for a purchase price of $3.00 per share.

     The Stock Purchase Agreement also provides that, as a condition to the Initial Investors' obligations, all of the Company's current directors must resign effective as of the closing date. The current officers of the Company also plan to resign as of the closing date. The Stock Purchase Agreement further provides that Herbert Tabin will be appointed as the sole member of the Company's Board of Directors to replace the former directors as of the closing date.

     Mr. Tabin is currently a managing partner of Millennium and a co-founder of International Internet, Inc., a Delaware corporation ("IINN"), and has served as its Vice President since its inception. Prior to starting IINN, Mr. Tabin was a Vice President of Marketing with LBI Group, Inc., a merchant banking and venture capital group, from April, 1995 to December, 1996. Mr. Tabin received a Bachelor of Science in Business Economics from the State University of New York in 1989, and has been involved in financial consulting and investment counseling since 1989.

     If the Company elects to exercise the put option and require the Selling Shareholders to purchase the Assets for $3,000,000, the Selling Shareholders will make an initial cash payment of $1,500,000 to the Company. The Selling Shareholders will deliver a non-recourse promissory note in the principal amount of $1,500,000, payable in one hundred twenty (120) days, for the remaining purchase price. The Selling Shareholders will pledge all of their remaining 2,925,856 shares of the Company's common stock (the "Pledged Shares") as security for the payment of the promissory note. The Company's right to exercise the put option will be conditioned upon the Company using $2,000,000 of the sales price received for the Assets to reduce the obligation under the revolving credit arrangement

with  Wachovia.   The  Company plans to use $1,250,000  from  the
Selling Shareholders' initial cash payment and $750,000 from the sale, if any, of the Pledged Shares to reduce the outstanding indebtedness. The sale of the

Pledged Shares is discussed below. As a further condition to the Company's right to exercise the put option, the Company will also agree to change its name on its corporate charter, to discontinue the use of the name "Network Systems International" and to transfer all rights to the name "Network Systems International" to the Selling Shareholders.

     The Company understands that Millennium will use its best efforts to place the Pledged Shares with accredited investors on behalf of the Selling Shareholders for at least $1,500,000, or approximately $0.513 per share. Millennium will remit the proceeds generated by the sale of the Pledged Shares, up to $1,500,000, to the Company to satisfy the remaining balance of the purchase price for the Assets. If Millennium arranges the sale of all of the Pledged Shares to other accredited investors, these other accredited investors and the Millennium Investors will collectively own 7,292,523 shares, or approximately 77.0%, of the Company's outstanding common stock .

     If all of the Pledged Shares are sold for an amount greater than $1,500,000, Millennium will retain the excess. If Millennium cannot sell all of the Pledged Shares for at least $1,500,000, Millennium will use its best efforts to place as many of the Pledged Shares as possible with accredited investors on behalf of the Selling Shareholders for approximately $0.513 per share. Pursuant to the terms of the put option, the Company will use the first $750,000 from the sale of the Pledged Shares to reduce the obligation under the revolving credit arrangement with Wachovia. If Millennium is unable to sell all of the Pledged Shares, the Company will extinguish the promissory note at maturity and retain any remaining shares in satisfaction of the outstanding purchase price for the sale of the Subsidiaries to the Selling Shareholders.

        Millennium has informed the Company's current management that the Millennium Investors plan to expand the business through acquisitions after the transactions discussed above are completed.

     A copy of the press release discussing the above and certain related matters is included as Exhibit 99C to this Current Report on Form 8-K and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.    Description of Exhibit

2 Stock Purchase Agreement dated July 10, 2000 between the Initial Investors and the registrant

20 Letter to the registrant's shareholders dated July 10, 2000 regarding the exception to the shareholder approval requirement in the Nasdaq Marketplace Rules

99A Escrow Agreement dated July 10, 2000 between Millennium Holdings Group, Inc., G. David Gordon & Associates, P.C. as escrow agent and the registrant

99B Investment Agreements dated July 10, 2000 between Robbie M. Efird, E. W. "Sonny" Miller, Jr., David F. Christian, James W. Moseley, and Herbert Tabin

99C            Press Release issued by the registrant on July 10, 2000


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         NETWORK SYSTEMS INTERNATIONAL, INC.
                         (Registrant)


                         By:  /s/ Michael T. Spohn

                              Michael T. Spohn,
                              Chief Financial Officer

Date:  July 10, 2000

Exhibit 2

THE SHARES OF COMMON STOCK OF NETWORK SYSTEMS INTERNATIONAL, INC., A NEVADA CORPORATION, PURSUANT TO THIS STOCK PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

               NETWORK SYSTEMS INTERNATIONAL, INC.
                    STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is entered into as of July 10, 2000, by and between NETWORK SYSTEMS INTERNATIONAL, INC. , a Nevada corporation (hereinafter the "Corporation") and the Investors whose names appear on the signature pages hereto (hereinafter the "Investors," each an "Investor").

RECITALS

     A.   The  Corporation desires to raise money by the sale  of
1,666,667  common  shares of the Corporation  ("Stock")   to  the
Investors, subject to the terms and conditions of this Agreement.

     B. The Investors desire to purchase the Stock from the Corporation and the Corporation desires to sell such Stock to the Investors on the terms and conditions hereinafter set forth.


                           AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

     Section 1.     Authorization and Sale of Stock.

          a. Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing (as defined below), and the Corporation agrees to sell and issue to the Investors at the Closing, that number of Shares (the "Shares") set forth opposite each such Investor's name on the signature page attached to this Agreement, at the purchase price of $.60 per Share, for an aggregate purchase price of $1,000,000.

          b. Closing. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (hereinafter the "Closing") shall occur on, or about, July 21, 2000, at 10:00 a.m., in Greensboro, North Carolina, or at such other time which the Corporation shall determine (the date of the Closing is hereinafter referred to as the "Closing Date").

          c. Delivery. At the Closing, the Corporation will deliver to each Investor a stock certificate registered in such Investor's name, representing the Shares to be purchased by such Investor, against payment of the purchase price therefore, by certified funds payable to the Corporation, or at the election of the Corporation by wire transfer per the Corporation's instruction.

     Section 2.     Corporation's Representations and Warranties.
The Corporation hereby represents and warrants as of the Closing as follows:

          2.1 Organization and Corporate Power. The Corporation is a corporation which will be, at the time of closing, duly organized, in good standing under the laws of Nevada and is qualified as a foreign corporation in all jurisdictions in which the nature of its property owned or leased by it or the conduct of its business requires such qualification except for such jurisdiction where the failure to so qualify would not materially and adversely affect the business, operations or financial condition of the Corporation. The Corporation has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and, subject to obtaining such permits, licenses, consents and the like as may be required in any jurisdiction in which the Corporation intends to conduct business, which the Corporation has no knowledge or reason to believe will not be reasonably obtained, as proposed or contemplated to be conducted in the future and enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

          2.2  Corporate Capitalization.

          a. Authorized Capital Stock. Immediately prior to the Closing, the Corporation's authorized capital stock shall consist of One Hundred Million (100,000,000) shares of common Stock, par value $0.001 per share, of which Seven Million Eight Hundred Thirteen Thousand One Hundred Fifty-Four (7,813,154) shares are issued and outstanding and Twelve Thousand Five Hundred (12,500) shares of preferred stock, par value $0.001 per share, of which Three Thousand Four Hundred Fifty-Five (3,455) shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable state and federal securities laws.

          b. Restrictions on Transfer. Except for any restrictions imposed by applicable state and federal securities laws, and as set forth on Schedule 2.2(b), there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of the Corporation's Common Stock. Except as set forth on Schedule 2.2(b), the Corporation is not a party to, or is subject to any agreement that affects or relates to the voting or giving of written consent with respect to any shares of the Corporation's Common Stock.


          2.3  Corporate Compliance; Authorization.

          a. Compliance with Instruments. To the Corporation's knowledge, the Corporation is not in violation, breach or default of any term of its Certificate of Incorporation or Bylaws, or of any material term or provision of any judgment, decree, order statute, rule or regulation applicable to or binding upon the material adverse affect on the Corporation's business or financial condition.

          b. Authorization. The Corporation has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate action on the part of the Corporation, its officers, directors and shareholders, necessary for the sale and issuance of the Shares and the Corporation's obligations hereunder have been taken. This Agreement, the Certificate of Incorporation and all agreements attached hereto as Exhibits, are each legal, valid and binding obligations of the Corporations enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principals relating to or affecting the enforcement of creditors' rights in general and by general principals of equity. Except for the Wachovia Bank Revolving Credit Agreement dated June 16, 1999, the execution, delivery and compliance with the performance by the Corporation of this Agreement does not and will not (1) conflict with or result in a breach of the terms, conditions and provisions of any contractual obligation, (2) result in the creation of any, material lien, security interest, charge or encumbrance upon the Corporation's capital stock or assets.

          2.4  Absence  of Litigation.  Except as  set  forth  on
schedule 2.4, there are no (a) actions proceedings, arbitrations or investigations pending or any threat thereof, or verdicts or judgments entered against the Corporation before any court or before any administrative agency or officer which might result in any material adverse change in the business, properties or condition, financial or otherwise, of the Corporation or (b) violations by the Corporation of any foreign, federal, state or local laws, regulations or order, including but not limited to laws pending to workplace safety and environmental clean-up, the violation of which would have a material adverse effect on the business of the Corporation.

          2.5 Tax Returns and Payments. The Corporation has filed or caused to be filed and accurately prepared all federal and state income tax returns and all other federal and state tax returns which are required to be filed by the Corporation. Except as set forth on schedule 2.5, the Corporation has paid or caused to be paid or set aside adequate reserves for all taxes, penalties, and interests due or which may become due as shown on such returns.

          2.6 Financial Statements. The Corporation's 10-KSB for the period ending September 30, 1999, 10-QSB for the period ending March 31, 2000 and unaudited financial statements for the two month period beginning April 1, 2000 and ending May 31, 2000 (hereinafter collectively referred to as the "Financial Statements")which have been delivered to the Investors and (a) are complete and correct in all material respects, (b) are in accordance with the Corporation's books and records, and (c) present fairly its financial position as of the dates indicated and the results of its operations for the period indicated.

          2.7 Material Change. Since May 31, 2000, there has not occurred:

          a.    Any   material  adverse  change  in  the  assets,
liabilities,   business,  prospects,  condition   (financial   or
otherwise), or operating results of the Corporation from that reflected in the Financial Statements;

          b.   Any  material  increase  in  the  indebtedness  or
liabilities  of  the  Corporation  over  the  level  thereof   as
reflected in the Financial Statements;

          c. Any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash salary bonus to, any officer, director or employee of, or consultant to, the Corporation;

          d. Any material change in the manner of keeping the book accounts or records of the Corporation or in the accounting practices therein reflected.

          e. Any declaration or payment of any dividends other than payments of dividends on its preferred shares, or distribution to the Corporation's Shareholders by the Corporation, any acquisition or redemption by the Corporation of any of its equity securities or loan by the Corporation to any of its security holders.

          2.8 Liabilities. Except as set forth on schedule 2.8, the Corporation, which will be a non-operational holding company at the closing, will not have any liabilities or obligations, absolute or contingent outstanding as of the Closing Date except for liabilities which may have been incurred in the ordinary course of business, none of which in the aggregate, total more than $2,500.

          2.9 Extent of Offering. Except as contemplated in this Agreement, neither the Corporation, nor any agent acting on its behalf, has offered or will offer or solicit any offers to sell any securities to any person or persons so as to require the issuance or sale of the Shares to be registered to the provisions of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), or prevent the Corporation from utilizing the provisions of Section 4(2) or Regulation D of the Securities Act or any applicable state securities law exemption from qualification.


          2.10 Fees, Commissions and Expenses. The Corporation does not have any agreement to pay any commission or finders' fees which relate to proceeds received from the sale of stock pursuant to this Agreement.

          2.11 Validity of Issuance. The Shares to be purchased and sold pursuant to this Agreement, will, when issued, sold, and delivered, be duly and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances caused or created by the Corporation.

          2.12 Private Offering. At no time did the Corporation present to the Investors or any other persons, or solicit the Investors or any other person with, any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation, nor did the Corporation invite the Investors or any other to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

      Section 3.  Investor Representations and Warranties.   Each
Investor represents and warrants to the Corporation that:

          a. Investment. The Investor is acquiring the Shares for investment for its own account and not with a view to, or resale in connection with, any distribution thereof, and such Investor has no present intention of selling or distributing any such Shares. It understands that the Shares have not been registered under the Securities Act by reason of a Section 4(2) exemption.

          b. Limitations on Resale or Transfer. The Investor understands and acknowledges that the Investor's ability to sell the Shares may be limited by the lack of a ready market in which to sell the Shares and that the certificates issued will carry the following 144 legend:

          "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

          c.   Reliance  by  Company.  Investor  understands  and
acknowledges that the Corporation will rely upon the representations, warranties, agreements and understandings made herein in making its decision whether to accept Investor's offer, and that the foregoing representations, warranties, agreements and understandings shall survive the closing of this Agreement.

          d. Access to Data. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Shares. The Investor acknowledges that no representation or warranties, oral and written, have been made by the Corporation, or any other agent thereof except as set forth in this Agreement.

          e.    Accredited   Investor   Status.    The   Investor
represents  that it meets one or more of the following  standards
(by initializing each applicable standard):

                              Standard  One: The  Investor  is  a
natural person who has an individual net worth or joint net worth with his or her spouse in excess of $1,000,000. "Net Worth" means the net fair market value of equity of the Investor's assets and properties.

                             Standard  Two:  The  Investor  is  a
natural person who has had individual income in excess of $200,000 or joint income with his or her spouse in excess of $300,000 during 1998 and 1999 and reasonably expects to have the same income level in 2000.

                             Standard  Three: The Investor  is  a
corporation partnership or trust with total assets in excess of $5,000,000 and not formed specifically to acquire the securities offered herein.
                         Standard Four: The Investor is an entity
in which all of the equity or beneficial owners are deemed to be "accredited" investors by reason of each of them meeting either Standard One, Two or Three above.

          e. Previous Investments. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merit and risks of the investment contemplated herein.

          f. Risks. The Investor understands that the investment in the Corporation involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

          g.   Private  Offering.   At no time was  the  investor
presented or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          h. Authorization. The Investor is a resident of the state set forth in the address of the Investor shown on the signature page of this Agreement. The Investor has all requisite authorization to execute and deliver the Agreement and understands that the Corporation is relying on the representations and warranties of the Investor, including but not limited to the Investor's financial sophistication and status as an accredited investor, in determining the availability of an exemption from registration under the Securities Act.

     Section 4.  Condition Precedent to Obligation of Investor to
Close

          4.1. Representations and Warranties; Performance. Each of the representations and warranties made by the Corporation herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; the Corporation will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and the Investors will have received, at the Closing, a certificate of the Corporation, signed by the President, stating that each of the representations and warranties made by the Corporation herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted or required by this Agreement and that the Corporation has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

          4.2 Corporate Reorganization. The Corporation shall cause its operating assets and liabilities, except as set forth on Schedule 2.8, to be contributed to either a newly created wholly-owned subsidiary, Network Systems International of North Carolina, Inc. or its existing subsidiary, Vercom, Inc. (collectively referred to as the "Subsidiaries"). The parties acknowledge and agree that any federal tax benefits related to the Corporation's losses through the later of (1) the date of the contribution of assets to the Subsidiaries, or (2) if the put option described in Section 4.5 is exercised, the date of such exercise; shall follow the operating assets to the Subsidiaries. Specifically, the parties acknowledge that except for any federal or state tax payments made after the Closing with respect to any pre-closing tax liabilities, all rights to the benefit of federal income tax refunds shall be an asset of Network Systems International of North Carolina, Inc. The Corporation will agree to take all actions necessary to cause the monetary benefit of these losses to inure to the benefit of Network Systems International of North Carolina, Inc. Except as otherwise noted, all agreements of the Corporation, including employment contracts, will be assigned to the subsidiaries.

          4.3 Board of Directors. All members of the Board of Directors of the Corporation, except Robbie Efird, shall submit their resignations to the Corporation to be effective prior to the date of Closing. Also prior to Closing, the sole remaining director, Robbie Efird, will appoint Herbert Tabin to the Board of Directors and then immediately resign.

          4.4 Sale of Corporation's Common Stock. Prior to Closing, Robbie M. Efird, E. Miller, Jr., David F. Christian and James W. Mosely (collectively the "Selling Shareholders") will enter into an agreement to sell two million seven hundred thousand (2,700,000)shares of the Corporation's common stock for a purchase price of one million five hundred thousand dollars ($1,500,000). The Selling Shareholders agree to sell the shares in the following amounts:

          Name                               Shares
          Robbie M. Efird                    1,900,000
          E. W. Miller, Jr.                    600,000
          David F. Christian                   100,000
          James W. Moseley                     100,000

     Section    4.5      Selling   Shareholders    Purchase    of
Subsidiaries. The Selling Shareholders will enter into an agreement which provides the Corporation with an option to require the Selling Shareholders to purchase the Subsidiaries of the Corporation for a purchase price of three million dollars ($3,000,000). The option to purchase of the Subsidiaries may be exercised by the Board of Directors' after Closing, but within 45 days of Closing. If the option is exercised, the Selling Shareholders will deliver as a consideration for the purchase of the Subsidiaries $1,500,000 in cash and a secured, Non-Recourse Promissory Note in the amount of $1,500,000 payable in 120 days. The security on the Non-Recourse Promissory Note will be 2,925,856 shares of the Corporation's Common Stock which the Corporation shall have the right to sell for a total of
$1,500,000. As part of the purchase of the Subsidiaries, and as a condition to the Selling Shareholders' obligation to consummate the purchase, the Corporation must commit to reduce the Subsidiaries' indebtedness to Wachovia Bank by three million dollars ($3,000,000).

     Section 5. Condition Precedent to Obligation of Corporation to Close. It shall be a condition precedent to the Corporation's obligation to close the purchase and sale of the Shares under this Agreement that the Corporation has obtained the consent of Wachovia Bank, N.A. to the issuance and sale of the Shares and to other matters described in the Form 8-K filed on or about July 10, 2000

     Section 6.  Miscellaneous.

          6.1.  Successors  and  Assigns.   Except  as  otherwise
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          6.2. Entire Agreement. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Corporation and the Investors with regard to the subjects hereof and thereof.

          6.3. Notice. Any notice, payment, report or other communication required or permitted to be given by one to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have therefore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile with the original sent by U.S. Mail. Such notice shall be deemed received on the second day after transmittal if sent by one day courier together with a transmission of such notice by facsimile if the recipient has the capability to receive a facsimile.


          6.4. Finder's Fee and Broker's Fees. The Corporation and the Investors hereto represent and warrant that they have retained no finder or broker in connection with the transactions by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

          6.5. Titles and Subtitles.   The titles of the Sections
and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

          6.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original, but all of which together shall constitute one instrument.

          6.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

CORPORATION

NETWORK SYSTEMS INTERNATIONAL, INC.
200 North Elm Street
Greensboro, NC   27401
Fax (336)-271-0852

By:    /s/ Christopher Baker

     Christopher Baker, President

INVESTOR                                     INVESTOR

By:   /s/  Richard  T.  Clark                 By:  /s/  John Signorello
     Richard T. Clark                              John Signorello

INVESTOR                                     INVESTOR

By:  /s/ Joel C. Holt                         By: /s/ Steven Elias
     Joel  C. Holt                                Steven Elias

INVESTOR                                     INVESTOR

By: /s/ D. Mark White                         By: /s/ Bryan John
    D.  Mark White                                Bryan John

INVESTOR

By: /s/ George D. Gordon
   George D. Gordon


                    Network Systems International, Inc.
                         Schedule 2.2(b)
                    Restrictions on Transfer

1. Stock Option Agreement dated April 15,1999, granting options to 500,000 shares of Common Stock to Christopher Baker.

2.   Stock Option Awards granted during 1999

3.   Rights related to the Corporation's Preferred Stock.

4.   Wachovia Revolving Credit Agreement, dated June 16,1999.


               Network Systems International, Inc.
                          Schedule 2.4
                  Absence of Litigation Listing

1.   Mediation  Settlement Agreement between Network  Information
     Services,  Inc. and Highland Industries, Inc., Network  owes
     Highland $150,000 as final payment of settlement. Confession of Judgment to be issued on July 31, 2000 if not paid.

2. Canton Financial Services Corporations v. Network Systems International, Inc. in the Circuit Court for the Thirteenth Judicial Circuit in and for Hillborough County. State of Florida Civil Division, Case No. 98-657, Division "A". Trial anticipated for late September 2000.

3.   Building  Lien filed 6/9/00 in Guilford County by  J.  Wayne
     Poole, Inc., P.O. Box 21585, Greensboro, NC   27420.  Principal
     owed $63,246.18.

4.   Morales versus Rick Tuberosa and Network Systems
     International, Inc. Shareholder is suing a former Director of the company for approximately $10,000 in short swing profits received while a Director. The company will receive any monies collected less attorney fees.

               Network Systems International, Inc.
                          Schedule 2.5
                    Tax Returns and Payments

The following list the Federal or State tax returns which have been filed accurately but payment has not been made:

     1.   Network Systems International, Inc. and Subsidiaries Federal
          Form 1120 filed on June 15, 2000 for the tax year ending September 30, 1999. A tax liability of $169,002 remains to be
          paid on a total tax liability of $432,897.   Network Systems
          International, Inc. and Subsidiaries has filed a Form 1138 "Extension of Time for Payment of Taxes by a Corporation Expecting a Net Operating Loss Carryback" to utilize the available NOL Carryback which is approximately $2,000,000 for the year ended September 30, 2000.

     2.   Vercom Software, Inc. Federal Form 1120 filed on June 15,
          2000 for the short tax period January 1, 2000 to June 16, 2000. The entire tax liability of $72,780 remains to be paid for this short period.

               Network Systems International, Inc.
                          Schedule 2.8
                     Listing of Liabilities


1. Liabilities and/or obligations related to the matters described on schedule 2.2(b)

2. Liabilities and/or obligations related to the matters described on schedule 2.4

3. Liabilities and/or obligations related to the matters as detailed in section 2.5

4. Liabilities and/or obligations of the Company under the Contribution Agreement in which the operating assets of the Company will be contributed to NSI-NC

5.   All expenses incurred by Millennium

Exhibit 20


July 10, 2000


To:  The Shareholders of Network Systems International, Inc. (the
"Company")

     Re: Notice of Exception to Shareholder Approval Requirement of Nasdaq
          Marketplace Rules

Dear Shareholder:

     The purpose of this letter is to notify you that the Company has applied for and has been granted conditional approval from Nasdaq for its omission to seek shareholder approval of the stock transaction described below.

     On June 26, 2000, the Company's Board of Directors approved the Company's issuance of 1,666,667 new shares of its common stock for $1,000,000, or $0.60 per share, to seven investors in a private placement pursuant to the terms and conditions of a Stock Purchase Agreement dated July 10, 2000. Shortly after the Company's issuance of the new shares of common stock, four of the Company's major shareholders plan to sell 2,700,000 shares of the Company's common stock to an investor for $1,500,000 (approximately $0.56 per share) in a second private placement. The four major shareholders currently own 5,625,856 shares, or 72.0%, of the Company's common stock. The issuance of the new shares by the Company and the placement of the major shareholders' shares are part of certain transactions described in a Form 8-K Current Report filed with the Securities and Exchange Commission on or about July 10, 2000. A copy of the Form 8-K Current Report is enclosed.

     The Nasdaq Marketplace Rules require the Company to seek shareholder approval in connection with the transactions described above for two reasons: (1) the issuance is part of a plan that will result in a change in control of the Company; and
(2) the common stock to be sold by the Company and the major shareholders in these transactions is in excess of twenty percent (20%) of the currently outstanding shares of the Company at a price less than the current market value. However, the Nasdaq Marketplace Rules provide that the Company may apply for an exception to the shareholder approval requirement if the delay in securing stockholder approval would seriously jeopardize the financial viability of the Company, and reliance by the Company on the exception is expressly approved by its Audit Committee.

     During the past nine months, the Company has experienced a substantial reduction in revenues and has suffered large operating losses. The combination of these two factors has put the Company in violation of its financial loan covenants contained in its revolving credit agreement with Wachovia Bank, N.A. As stated in the Company's 10-QSB Quarterly Report filed with the Securities and Exchange Commission on May 15, 2000:
"Until the Company can renegotiate its current revolving credit agreement or secure financing with another lender, the Company's principal sources of liquidity are funds generated by operations. These matters, along with the slowdown in software license sales, raise doubt about the ability of the Company to continue as a
going concern."   Wachovia Bank has indicated that it is not
willing to renegotiate the terms of the revolving credit agreement, and has stressed the need for the Company to reduce its outstanding indebtedness to a level acceptable to Wachovia Bank. To date, the Company has been unable to arrange for adequate financing to replace the Wachovia Bank credit facility. As a result, the Company began to consider other transactions, such as the transaction described in the Form 8-K Current Report. In the opinion of the Board of Directors, this transaction is the best alternative available to the Company at this time. The other parties to the transaction have indicated that they will not complete the transaction if it is delayed by a proxy solicitation process.

     The Company's Audit Committee evaluated the Company's present situation and determined on June 5, 2000, that the delay necessitated by the mechanics of seeking shareholder approval through a normal proxy solicitation process would seriously jeopardize the financial viability of the Company.

Sincerely,

/s/ Robbie M. Efird

Robbie M. Efird
Chairman and CEO
Network Systems International, Inc.

RME/rkr

Enclosures:    Form 8-K Current Report

cc:  The Nasdaq Stock Market


Exhibit 99A

                        ESCROW AGREEMENT

          This Escrow Agreement ( "Agreement") is made and entered into as of July 10, 2000, by and among Network Systems International, Inc., a Nevada corporation ("NESI"), Millennium Holdings Group, Inc., a New York corporation ("MHG") and G. David Gordon & Associates, P.C., an Oklahoma professional corporation, as escrow agent ("Escrow Agent").

          A. On July 10, 2000, NESI agreed to sell 1,666,667 shares of its authorized but unissued common stock ("NESI Stock") in consideration for $1,000,000 to seven (7) accredited investors located by MHG as listed on Exhibit "A" (the "Investors"), pursuant to a stock purchase agreement dated July 10, 2000, between NESI and the Investors (the "Stock Purchase Agreement").


          B. NESI and certain NESI shareholders, pursuant to the terms of the Stock Purchase Agreement, have agreed to cause a corporate restructuring of NESI prior to the closing of the Stock
Purchase Agreement.

          C. NESI has requested that the purchasers of the NESI stock place $1,000,000 in escrow to assure their purchase of the NESI Stock pursuant to the terms of the Stock
Purchase Agreement.

          D. Escrow Agent has agreed to serve as the escrow agent for MHG and NESI, in accordance with the terms of this agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Escrow. Concurrently with the execution hereof, MHG will cause to be delivered and deposited with Escrow Agent $1,000,000 in immediately available funds (the "Escrow Amount"). Except as otherwise directed under Section 4 hereof, the Escrow Agent will hold the Escrow Amount in escrow with the $1,000,000 to be delivered to NESI as the purchase price for the NESI Stock in accordance with the Stock Purchase Agreement.

          2. Escrow Period; Retention and Distribution of Escrow Amount. As used herein, the term "Escrow Period" means that time period beginning on the date hereof and ending on the earlier of the date on which the Escrow Agent receives written instructions signed by MHG and NESI or a court order directing the distribution of the Escrow Amount ("Escrow Release Date"). The Escrow Agent shall hold and invest the Escrow Amount during the Escrow Period, in accordance with the terms of this Agreement. The Escrow Agent shall distribute the Escrow Amount on or promptly after the Escrow Release Date, in accordance with the terms hereof.

          3. Interest on Escrow Amount. During the Escrow Period, the Escrow Amount will be deposited at Bank of America N.A. with further credit to the G. David Gordon & Associates, P.C. Trust Account (the "Escrow Account"). Any interest, if any, earned on the Escrow Amount during the Escrow Period (the "Interest") shall be distributed to MHG or its assigns promptly after the Escrow Release Date. For tax reporting and withholding purposes, all Interest shall be allocated to MHG.

          4.   Transfer of Escrow Amount.

               (a) Completion of Stock Purchase. If the Escrow Agent shall receive written instructions executed by MHG and NESI advising the Escrow Agent that all pre-conditions of the Stock Purchase Agreement have occurred or will occur and direct that the Escrow Amount be distributed, the Escrow Agent shall transfer the Escrow Amount to NESI and NESI shall promptly deliver to the Investors one or more stock certificates representing the number of shares of common stock of the Company equal to 1,666,667 shares of the capital stock of NESI.

               (b) Termination of Stock Purchase; etc. If the Escrow Agent shall receive written instructions executed by MHG and NESI advising the Escrow Agent that all preconditions of the Stock Purchase Agreement will not occur by July 28, 2000, the Escrow Agent shall transfer the Escrow Amount to MHG.

               (c) Disagreement regarding Stock Purchase Failure. If the parties disagree as to whether all preconditions of the Stock Purchase Agreement have occurred, then the Escrow Agent shall continue to hold the Escrow Amount in escrow until the parties have either (1) agreed upon the manner in which the Escrow Amount shall be distributed or (2) obtained an order from a court of competent jurisdiction with respect to such matter.

               (d) Contested Claims. In the event that the Escrow Agent receives written direction from one, not both, of MHG and NESI to distribute the Escrow amount, it shall give notice of such direction to the other party, but shall continue to hold the Escrow Amount until it receives written instructions executed by both MHG and NESI or a court order directing the distribution of the Escrow Amount.

          5.   Limitation of Escrow Agent's Liability.

               (a) Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. In no event shall the Escrow Agent be liable for punitive damages. Escrow Agent will have no duty beyond good faith to inquire into or investigate the validity, accuracy or content of any document delivered to it. Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, Escrow Agent may rely on the advice or opinion of its counsel, and for anything done, omitted or suffered in good faith by Escrow Agent based on such advice, Escrow Agent will not be liable to anyone. Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

               (b) In the event conflicting demands are made or conflicting notices are served upon Escrow Agent with respect to the Escrow Amount, Escrow Agent will have the absolute right, at Escrow Agent's election, to do any of the following: (i) resign so a successor can be appointed pursuant to Article 7 herein,
(ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction located in Tulsa County, Oklahoma (the "Stipulated Jurisdiction") requiring the parties to interplead and litigate in such court their several claims and rights among themselves, or (iii) notify the other parties in writing that it has received conflicting instructions and is refraining from taking action until it receives written instructions from both MHG and NESI. For the purpose of this Section 5(b) and for the enforcement of any court order, the parties each consent to the personal jurisdiction of the federal and State courts in the Stipulated Jurisdiction and waive any objection to the venue and rights to request dismissal on the grounds of forum non conveniens or similar doctrines. In the event an interpleader suit as described in clause (ii) above is brought and the Escrow Amount is deposited as required by applicable procedural rules governing litigation in interpleader in the Stipulated Jurisdiction, Escrow Agent will be entitled (upon court order) to be fully released and discharged from all further obligations imposed upon it under this Agreement, and the party which does not prevail in such action will pay Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Article 5; provided, however, that if such action is settled, then, unless the parties otherwise agree, each of the parties will pay the Escrow Agent an equal share all of such costs, expenses and fees.

               (c) Each party to this Agreement (other than Escrow Agent), jointly and severally (each an "Indemnifying Party and together the "Indemnifying Parties") hereby covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, Escrow Agent's partners, employees, counsel and agents (severally and collectively, "Escrow Agent"), from and against any damage, liability or loss suffered, incurred by, or asserted against Escrow Agent including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel, (collectively, "Loss") arising out of, in connection with or based upon any act or omission by Escrow Agent (and/or any of its officers, directors, employees, counsel or agents) relating in any way to this Agreement or Escrow Agent's services hereunder. This indemnity will exclude any indemnification for any Loss arising in whole or in part, directly or indirectly, from any gross negligence, fraud or willful misconduct on Escrow Agent's part.


               (d) Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent related to this Agreement, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that, if there exists a conflict of interest that would make it inappropriate, in the sole discretion of Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel will be reimbursable as herein above provided. Escrow Agent's right to indemnification hereunder will survive Escrow Agent's resignation or removal as Escrow Agent and will survive the termination of this Agreement by lapse of time or otherwise.

      (e) Escrow Agent hereby warrants that Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent arising out of this Agreement, or any action commenced against Escrow Agent arising out of this Agreement, within five (5) business days after Escrow Agent's receipt of written notice of such claim. However, Escrow Agent's failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have to Escrow Agent under this
Article 5 or otherwise unless such failure by Escrow Agent to give such notice (or to give such notice within such five (5) business day period) materially prejudices such Indemnifying
Party.

      (f) Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Escrow Agent will have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains. Nothing in this Agreement will be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Oklahoma.

          6. Expenses of Escrow Agent. All fees and expenses (the "Fees and Expenses") of Escrow Agent incurred in the course of performing its responsibilities under this Agreement shall be invoiced to the parties, and shall be paid in equal shares by MHG and NESI; it being understood that the Escrow agent does not intend to charge any fees other than such out-of- pocket expenses as it may incur and in those expenses described in Section 5(b).

          7. Successor Escrow Agent. In the event Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten (10) days following such notice date of when such resignation will take effect. MHG will designate a successor Escrow Agent prior to the expiration of such ten (10) day period by giving written notice to Escrow Agent and NESI; provided, however, that, MHG may appoint a successor Escrow Agent without the consent of NESI only so long as such successor is a bank or trust company which, together with its parent, has capital and surplus of at least US $50 million, and may appoint any other successor Escrow Agent with the consent of the parties which will not be unreasonably withheld. Escrow Agent will promptly transfer the Escrow Amount to such designated successor.

          8. Limitation of Responsibility. Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Stock Purchase Agreement. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Escrow Agent will not be responsible for and will not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

          9.   General Provisions

          (a) Governing Law; Jurisdiction; Attorneys' Fees. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of North Carolina as applied to contracts made and performed within the State of North Carolina without regard to its conflicts of law principles. Each of the parties to this Agreement hereby irrevocably submits to the jurisdiction of any Oklahoma federal court sitting in the County of Tulsa in respect of any suit, action or proceeding arising out of or pertaining to this Agreement and irrevocably accepts for itself/himself/herself and in respect of its/his/her property, generally and unconditionally, jurisdiction of the foregoing courts. Each of the parties to this Agreement hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

          (b) Assignment; Binding Upon Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (c) Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

          (e) Amendment; Waiver. This Agreement may be amended by the written agreement of MHG, Escrow Agent and NESI, provided that, if Escrow Agent does not agree to an amendment agreed upon by MHG and NESI, Escrow Agent will resign and Buyer will appoint a successor Escrow Agent in accordance with Article 7. No amendment of the Stock Purchase Agreement will increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when the same shall be delivered (i) personally, or (ii) by facsimile transmission (confirmed by mail) or (iii) three business days after being sent by registered or certified mail, postage prepaid, and addressed as set forth below


          If to NESI:         Network Systems International, Inc.
                              200 N. Elm Street
                              Greensboro, NC   27401
                              Attn: Chris Baker
                              Fax: (336) 271-0852

          If to MHG:          Millennium Holdings Group, Inc.
                              6413 Congress Avenue, Suite 240
                              Boca Raton, FL   33487
                              Attn: Herbert Tabin
                              Fax: (561) 988-0815

          If to Escrow Agent: G. David Gordon & Associates, P.C.
                              7633 East 63rd Place, Suite 210
                              Tulsa, OK   74133
                              Attn: G. David Gordon, Esq.
                              Fax: (918) 254-2988


          Any party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth. Any notice delivered to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume without inquiry that any document required to be delivered to the Escrow Agent and any other person has been received by such other person if it has been received by the Escrow Agent.

               (g) Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

          IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.


MHG:                                    NESI:
MILLENNIUM HOLDINGS GROUP, INC.         NETWORK SYSTEMS INTERNATIONAL, INC.


/s/ Gary Schultheis                     /s/ Chris Baker
Gary Schultheis , President             Chris Baker, President

ESCROW AGENT:

G. David Gordon & Associates, P.C.

By:  /s/ G. David Gordon
     G. David Gordon, President

Exhibit A

     Listing of Accredited Investors


     1.   Richard T. Clark

     2.   Joel C. Holt

     3.   D. Mark White

     4.   George D. Gordon

     5.   Bryan John

     6.   John Signorello

     7.   Steven Elias


Exhibit 99B

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 10 day of July, 2000, by and among Herbert Tabin, a resident of Florida, and his assigns (hereinafter referred to as "Buyer"); and ROBBIE M. EFIRD, (hereinafter referred to as "Seller"), being a shareholder of NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereafter referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns
One Million Nine Hundred Thousand (1,900,000) shares of the issued and outstanding shares of Common Stock of the Company
(herein referred to as"Shares"); and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:
                               I.

                SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase the Shares from Seller.

     1.2   Closing.   The  purchase shall  be  consummated  at  a
closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Network Systems International, Inc. on or about July
21, 2000 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be a cash payment of One Million Fifty-Five Thousand Five Hundred Fifty Five Dollars ($1,055,555) payable to the Seller in certified funds. At the closing, the Purchase
Price will be delivered and deposited with G. David Gordon & Associates, P.C., as escrow agent ("Escrow Agent"). If the Put Option described in Section 4.3 is exercised by the Company, the Escrow Agent will deliver the Purchase Price to the Company as the Seller's portion of the initial cash payment provided for therein. If the Put Option is not exercised by the Company prior to its expiration, the Escrow Agent will immediately release the Purchase Price to Seller.


                              II.

                 REPRESENTATIONS AND WARRANTIES

     2.1   Representations  and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

          (a) Title to the Shares. At Closing, Seller shall own of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement to which he is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Seller is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which he is a party by Seller, nor the consummation and performance of the Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his properties or assets are bound or affected.

          (c)  Full   Disclosure.     All  statements  of  Seller
               contained in this Agreement and in any other
       written  documents delivered by or on behalf of Seller  to
     Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.


     2.2    Representations  and  Warranties  of  Buyer.    Buyer
represents and warrants to Seller as follows:


          (a)  Authority.     Buyer  has full  power  and  lawful
               authority to execute and deliver this
     Agreement to which Buyer is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Buyer is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which Buyer is a party by Buyer, nor the consummation and performance of this Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of his properties or assets are bound or affected.

          (b) Investment Intent. Buyer is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                              III.

                           COVENANTS

     3.1 Covenants of Seller. Seller covenants and agrees that from the date hereof to the Closing without the prior written consent of Buyer:

          (a) Maintain Books. Seller will use reasonable efforts, as its Chairman of the Board, to cause the Company to maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.


          (b) Notice of Change. Seller will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company, in the event he becomes aware of any such circumstances.


                              IV.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF BUYER TO CLOSE

     The   obligation   of  Buyer  to  close   the   transactions
contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.


     4.3 Put Option. The Selling Shareholders (as that term is defined in the Stock Purchase Agreement among the Company and the Investors named therein dated July 10, 2000 (the "Initial Stock Purchase Agreement")) shall have entered into an agreement to provide the Company an option (the "Put Option") to require the Selling Shareholders to purchase all of the issued and outstanding shares of the Subsidiaries (as that term is defined in the Initial Stock Purchase Agreement) for a purchase price of three million dollars ($3,000,000), generally upon the terms and conditions set forth in Section 4.5 of the Initial Stock Purchase Agreement. Buyer acknowledges and agrees that the Company's ability to exercise the Put Option will be conditioned upon (1) compliance with the Company's Articles of Incorporation and Bylaws; (2) the Company obtaining all requisite corporate authorization with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (3) compliance with applicable laws with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (4) the Company's written commitment to reduce the Company's outstanding obligation under its revolving credit arrangement with Wachovia Bank, N.A., by three million dollars ($3,000,000); (5) the Company's written commitment to amend its Articles of Incorporation to change its name, to discontinue the use of the name "Network Systems International" and to transfer all rights to the "Network Systems International" name to Network Systems International of North Carolina, Inc. ("NSI-NC"); and (6) the Company's written commitment to transfer all benefits with respect to the right to receive future tax refunds to NSI-NC.

     4.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents to the Escrow Agent to be held in escrow until delivery of the Purchase Price as provided in section 1.3.

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.


                               V.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2   No Legal Proceedings.  No suit, action or other  legal
or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     5.3 Payments. Escrow Agent shall have received from Buyer the Purchase Price as provided in section 1.3.

     5.4 Closing of Sale of Newly Issued Company Shares. The Company shall have consummated the sale of1,666,667 shares of newly issued common stock pursuant to the terms of the initial Stock Purchase Agreement.

                              VI.

               MODIFICATION, WAIVERS, TERMINATION
                          AND EXPENSES

     6.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     6.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied by the closing date , in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied by the closing date in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                              VII.

                         MISCELLANEOUS

     7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2 Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3 Applicable Law. The Agreement are made pursuant to, and will be construed under, the laws of the State of North Carolina.


     7.4   Notices.   All  notices, requests, demands  and  other
communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                    Robbie M. Efird
                    200 North Elm Street
                    Greensboro, NC 27401
                    Telephone (336)-271-8400
                    Fax (336)-271-0852


          (b)  If to Buyer, to:

                    G. David Gordon, Esquire
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK   74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988


     These addresses may be changed from time to time by written notice to the other parties.

     7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10  Expenses.  Each party shall pay all fees and  expenses incurred by it incident to this Agreement and in connection  with
the   consummation  of  all  transactions  contemplated  by  this
Agreement.

     7.11  Exhibits.   All  of  the following  Exhibits  to  this
Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.


                              "BUYER"

                              /s/ Herbert Tabin
                                   Herbert Tabin

                              "SELLER"

                              /s/ Robbie M. Efird
                                   Robbie M. Efird


                              "Escrow Agent"
                              G. David Gordon & Associates, P.C.

                              /s/ G. David Gordon
                                   G. David Gordon, President


                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 10 day of July, 2000, by and among Herbert Tabin, a resident of Florida, and his assigns (hereinafter referred to as "Buyer"); and E.W. Miller, Jr., (hereinafter referred to as "Seller"), being a shareholder of NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereafter referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns
Six   Hundred  Thousand  (600,000)  shares  of  the  issued   and
outstanding shares of Common Stock of the Company (herein referred to as"Shares"); and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:


                               I.

                SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase the Shares from Seller.

     1.2   Closing.   The  purchase shall  be  consummated  at  a
closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Network Systems International, Inc. on or about July
21, 2000 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be a cash payment of Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($333,333) payable to the Seller in certified funds. At the closing, the Purchase Price will be delivered and deposited with G. David Gordon & Associates, P.C., as escrow agent ("Escrow Agent"). If the Put Option described in Section 3.3 is exercised by the Company, the Escrow Agent will deliver the Purchase Price to the Company as the Seller's portion of the initial cash payment provided for therein. If the Put Option is not exercised by the Company prior to its expiration, the Escrow Agent will immediately release the Purchase Price to Seller.

                              II.

                 REPRESENTATIONS AND WARRANTIES

     2.1   Representations  and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

          (a) Title to the Shares. At Closing, Seller shall own of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement to which he is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Seller is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which he is a party by Seller, nor the consummation and performance of the Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his properties or assets are bound or affected.

          (c) Full Disclosure. All statements of Seller contained in this Agreement and in any other written documents delivered by or on behalf of Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.


     2.2    Representations  and  Warranties  of  Buyer.    Buyer
represents and warrants to Seller as follows:


          (a)  Authority.     Buyer  has full  power  and  lawful
               authority to execute and deliver this
     Agreement to which Buyer is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Buyer is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which Buyer is a party by Buyer, nor the consummation and performance of this Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of his properties or assets are bound or affected.

          (b) Investment Intent. Buyer is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                              III.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF BUYER TO CLOSE

     The   obligation   of  Buyer  to  close   the   transactions
contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     3.1  Compliance with Representations, Warranties and  Covenants.
          The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.


     3.2 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.


     3.3 Put Option. The Selling Shareholders (as that term is defined in the Stock Purchase Agreement among the Company and the Investors named therein dated July 10, 2000 (the "Initial Stock Purchase Agreement")) shall have entered into an agreement to provide the Company an option (the "Put Option") to require the Selling Shareholders to purchase all of the issued and outstanding shares of the Subsidiaries (as that term is defined in the Initial Stock Purchase Agreement) for a purchase price of three million dollars ($3,000,000), generally upon the terms and conditions set forth in Section 4.5 of the Initial Stock Purchase Agreement. Buyer acknowledges and agrees that the Company's ability to exercise the Put Option will be conditioned upon (1) compliance with the Company's Articles of Incorporation and Bylaws; (2) the Company obtaining all requisite corporate authorization with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (3) compliance with applicable laws with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (4) the Company's written commitment to reduce the Company's outstanding obligation under its revolving credit arrangement with Wachovia Bank, N.A., by three million dollars ($3,000,000); (5) the Company's written commitment to amend its Articles of Incorporation to change its name, to discontinue the use of the name "Network Systems International" and to transfer all rights to the "Network Systems International" name to Network Systems International of North Carolina, Inc. ("NSI-NC"); and (6) the Company's written commitment to transfer all benefits with respect to the right to receive future tax refunds to NSI-NC.

     3.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents to the Escrow Agent to be held in escrow until delivery of the Purchase Price as provided in section 1.3.

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                              IV.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     4.2   No Legal Proceedings.  No suit, action or other  legal
or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     4.3 Payments. Escrow Agent shall have received from Buyer the Purchase Price as provided in section 1.3.


     4.4 Closing of Sale of Newly Issued Company Shares. The Company shall have consummated the sale of
     1,666,667 shares of newly issued common stock pursuant to the terms of the initial Stock Purchase Agreement.

                               V.

               MODIFICATION, WAIVERS, TERMINATION
                          AND EXPENSES

     5.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     5.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     5.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article III shall have not have been satisfied by the closing date , in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied by the closing date in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                              VI.

                         MISCELLANEOUS

     6.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     6.2 Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     6.3 Applicable Law. The Agreement are made pursuant to, and will be construed under, the laws of the State of North Carolina.


     6.4   Notices.   All  notices, requests, demands  and  other
       communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                                                    E.W.  Miller,
Jr.
                    200 North Elm Street
                    Greensboro, NC 27401
                    Telephone (336)-271-8400
                    Fax (336)-271-0852

          (b)  If to Buyer, to:

                    G. David Gordon, Esquire
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK   74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988


     These addresses may be changed from time to time by written notice to the other parties.

     6.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     6.6   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     6.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     6.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     6.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     6.10  Expenses.  Each party shall pay all fees and  expenses incurred by it incident to this Agreement and in connection  with
the   consummation  of  all  transactions  contemplated  by  this
Agreement.

     6.11  Exhibits.   All  of  the following  Exhibits  to  this
Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein.


     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.



                              "BUYER"

                              /s/ Herbert Tabin

                                  Herbert Tabin


                              "SELLER"

                              /s/ E.W. Miller, Jr.

                                   E.W. Miller, Jr.


                              "ESCROW AGENT"
                              G. David Gordon & Associates, P.C.

                              /s/ G. David Gordon

                                   G. David Gordon, President

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 10 day of July, 2000, by and among Herbert Tabin, a resident of Florida, and his assigns (hereinafter referred to as "Buyer"); and David F. Christian, (hereinafter referred to as "Seller"), being a shareholder of NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereafter referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns
One   Hundred  Thousand  (100,000)  shares  of  the  issued   and
outstanding shares of Common Stock of the Company (herein referred to as"Shares"); and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                               I.

                SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase the Shares from Seller.

     1.2   Closing.   The  purchase shall  be  consummated  at  a
closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Network Systems International, Inc. on or about July
21, 2000 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be a cash payment of Fifty Five Thousand Five Hundred Fifty Six Dollars ($55,556) payable to the Seller in certified funds. At the closing, the Purchase Price will be delivered and deposited with G. David Gordon & Associates, P.C., as escrow agent ("Escrow Agent"). If the Put Option described in
Section 3.3 is exercised by the Company, the Escrow Agent will deliver the Purchase Price to the Company as the Seller's portion of the initial cash payment provided for therein. If the Put Option is not exercised by the Company prior to its expiration, the Escrow Agent will immediately release the Purchase Price to Seller.

                              II.

                 REPRESENTATIONS AND WARRANTIES

     2.1   Representations  and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

          (a) Title to the Shares. At Closing, Seller shall own of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement to which he is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Seller is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which he is a party by Seller, nor the consummation and performance of the Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his properties or assets are bound or affected.

          (c) Full Disclosure. All statements of Seller contained in this Agreement and in any other written documents delivered by or on behalf of Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.


     2.2    Representations  and  Warranties  of  Buyer.    Buyer
represents and warrants to Seller as follows:


          (a)  Authority.     Buyer  has full  power  and  lawful
               authority to execute and deliver this
     Agreement to which Buyer is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Buyer is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which Buyer is a party by Buyer, nor the consummation and performance of this Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of his properties or assets are bound or affected.

          (b) Investment Intent. Buyer is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                              III.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF BUYER TO CLOSE

     The   obligation   of  Buyer  to  close   the   transactions
contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     3.3  Compliance with Representations, Warranties and  Covenants.
          The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.


     3.4 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.


     3.3 Put Option. The Selling Shareholders (as that term is defined in the Stock Purchase Agreement among the Company and the Investors named therein dated July 10, 2000 (the "Initial Stock Purchase Agreement")) shall have entered into an agreement to provide the Company an option (the "Put Option") to require the Selling Shareholders to purchase all of the issued and outstanding shares of the Subsidiaries (as that term is defined in the Initial Stock Purchase Agreement) for a purchase price of three million dollars ($3,000,000), generally upon the terms and conditions set forth in Section 4.5 of the Initial Stock Purchase Agreement. Buyer acknowledges and agrees that the Company's ability to exercise the Put Option will be conditioned upon (1) compliance with the Company's Articles of Incorporation and Bylaws; (2) the Company obtaining all requisite corporate authorization with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (3) compliance with applicable laws with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (4) the Company's written commitment to reduce the Company's outstanding obligation under its revolving credit arrangement with Wachovia Bank, N.A., by three million dollars ($3,000,000); (5) the Company's written commitment to amend its Articles of Incorporation to change its name, to discontinue the use of the name "Network Systems International" and to transfer all rights to the "Network Systems International" name to Network Systems International of North Carolina, Inc. ("NSI-NC"); and (6) the Company's written commitment to transfer all benefits with respect to the right to receive future tax refunds to NSI-NC.

     3.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents to the Escrow Agent to be held in escrow until delivery of the Purchase Price as provided in section 1.3.

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                              IV.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     4.2   No Legal Proceedings.  No suit, action or other  legal
or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     4.5 Payments. Escrow Agent shall have received from Buyer the Purchase Price as provided in section 1.3.
4.6 Closing of Sale of Newly Issued Company Shares. The Company shall have consummated the sale of1,666,667 shares of newly issued common stock pursuant to the terms of the initial Stock
Purchase Agreement.

                               V.

               MODIFICATION, WAIVERS, TERMINATION
                          AND EXPENSES

     5.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     5.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     5.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article III shall have not have been satisfied by the closing date , in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied by the closing date in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                              VI.

                         MISCELLANEOUS

     6.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     6.2 Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     6.5 Applicable Law. The Agreement are made pursuant to, and will be construed under, the laws of the State of North Carolina.


     6.6   Notices.   All  notices, requests, demands  and  other
       communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                                                      David    F.
Christian
                    200 North Elm Street
                    Greensboro, NC 27401
                    Telephone (336)-271-8400
                    Fax (336)-271-0852

          (b)  If to Buyer, to:

                    G. David Gordon, Esquire
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK   74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988

     These addresses may be changed from time to time by written notice to the other parties.

     6.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     6.6   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     6.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     6.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     6.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     6.10  Expenses.  Each party shall pay all fees and  expenses incurred by it incident to this Agreement and in connection  with
the   consummation  of  all  transactions  contemplated  by  this
Agreement.

     6.11  Exhibits.   All  of  the following  Exhibits  to  this
Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.




                              "BUYER"

                              /s/ Herbert Tabin

                                   Herbert Tabin


                              "SELLER"

                              /s/ David F. Christian

                              David F. Christian




                              "ESCROW AGENT"
                              G. David Gordon & Associates, P.C.


                              /s/ G. David Gordon

                                   G. David Gordon, President

                    STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 10 day of July, 2000, by and among Herbert Tabin, a resident of Florida, and his assigns (hereinafter referred to as "Buyer"); and James W. Moseley, (hereinafter referred to as "Seller"), being a shareholder of NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereafter referred to as "Company").

     WHEREAS, Seller is the owner of record and beneficially owns
One   Hundred  Thousand  (100,000)  shares  of  the  issued   and
outstanding shares of Common Stock of the Company (herein referred to as"Shares"); and

     WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                               I.

                SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase the Shares from Seller.

     1.2   Closing.   The  purchase shall  be  consummated  at  a
closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Network Systems International, Inc. on or about July
21, 2000 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be a cash payment of Fifty Five Thousand Five Hundred Fifty Six Dollars ($55,556) payable to the Seller in certified funds. At the closing, the Purchase Price will be delivered and deposited with G. David Gordon & Associates, P.C., as escrow agent ("Escrow Agent"). If the Put Option described in
Section 3.3 is exercised by the Company, the Escrow Agent will deliver the Purchase Price to the Company as the Seller's portion of the initial cash payment provided for therein. If the Put Option is not exercised by the Company prior to its expiration, the Escrow Agent will immediately release the Purchase Price to Seller.

                              II.

                 REPRESENTATIONS AND WARRANTIES

     2.1   Representations  and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

          (a) Title to the Shares. At Closing, Seller shall own of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement to which he is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Seller is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which he is a party by Seller, nor the consummation and performance of the Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his properties or assets are bound or affected.

          (c)  Full   Disclosure.     All  statements  of  Seller
               contained in this Agreement and in any other
       written  documents delivered by or on behalf of Seller  to
     Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.


     2.2    Representations  and  Warranties  of  Buyer.    Buyer
represents and warrants to Seller as follows:


          (a)  Authority.     Buyer  has full  power  and  lawful
               authority to execute and deliver this
     Agreement to which Buyer is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Buyer is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which Buyer is a party by Buyer, nor the consummation and performance of this Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of his properties or assets are bound or affected.

          (b) Investment Intent. Buyer is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                              III.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF BUYER TO CLOSE

     The   obligation   of  Buyer  to  close   the   transactions
contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     3.5  Compliance with Representations, Warranties and  Covenants.
          The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.


     3.6 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.


     3.3 Put Option. The Selling Shareholders (as that term is defined in the Stock Purchase Agreement among the Company and the Investors named therein dated July 10, 2000 (the "Initial Stock Purchase Agreement")) shall have entered into an agreement to provide the Company an option (the "Put Option") to require the Selling Shareholders to purchase all of the issued and outstanding shares of the Subsidiaries (as that term is defined in the Initial Stock Purchase Agreement) for a purchase price of three million dollars ($3,000,000), generally upon the terms and conditions set forth in Section 4.5 of the Initial Stock Purchase Agreement. Buyer acknowledges and agrees that the Company's ability to exercise the Put Option will be conditioned upon (1) compliance with the Company's Articles of Incorporation and Bylaws; (2) the Company obtaining all requisite corporate authorization with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (3) compliance with applicable laws with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (4) the Company's written commitment to reduce the Company's outstanding obligation under its revolving credit arrangement with Wachovia Bank, N.A., by three million dollars ($3,000,000); (5) the Company's written commitment to amend its Articles of Incorporation to change its name, to discontinue the use of the name "Network Systems International" and to transfer all rights to the "Network Systems International" name to Network Systems International of North Carolina, Inc. ("NSI-NC"); and (6) the Company's written commitment to transfer all benefits with respect to the right to receive future tax refunds to NSI-NC.

     3.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents to the Escrow Agent to be held in escrow until delivery of the Purchase Price as provided in section 1.3.

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer in blank or accompanied by duly executed stock powers.

          (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.


                              IV.

                  CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF SELLER TO CLOSE

     The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

     4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     4.2   No Legal Proceedings.  No suit, action or other  legal
or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     4.7 Payments. Escrow Agent shall have received from Buyer the Purchase Price as provided in section 1.3.


     4.8 Closing of Sale of Newly Issued Company Shares. The Company shall have consummated the sale of1,666,667 shares of newly issued common stock pursuant to the terms of the initial Stock Purchase Agreement.

                               V.

               MODIFICATION, WAIVERS, TERMINATION
                          AND EXPENSES

     5.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

     5.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     5.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)  By the mutual consent of Seller and Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article III shall have not have been satisfied by the closing date , in all material respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied by the closing date in all material respects.

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                              VI.

                         MISCELLANEOUS

     6.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     6.2 Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     6.7 Applicable Law. The Agreement are made pursuant to, and will be construed under, the laws of the State of North Carolina.


     6.4   Notices.   All  notices, requests, demands  and  other
communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                                                      James    W.
Moseley
                    200 North Elm Street
                    Greensboro, NC 27401
                    Telephone (336)-271-8400
                    Fax (336)-271-0852

          (b)  If to Buyer, to:

                    G. David Gordon, Esquire
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK   74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988

     These addresses may be changed from time to time by written notice to the other parties.

     6.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     6.6   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     6.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     6.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

     6.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     6.10  Expenses.  Each party shall pay all fees and  expenses incurred by it incident to this Agreement and in connection  with
the   consummation  of  all  transactions  contemplated  by  this
Agreement.

     6.11  Exhibits.   All  of  the following  Exhibits  to  this
Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                              "BUYER"

                              /s/ Herbert Tabin

                                   Herbert Tabin

                              "SELLER"

                              /s/ James W. Mosely

                                  James W. Moseley


                               "ESCROW AGENT"
                               G. David Gordon & Associates, P.C.

                                   /s/ G. David Gordon

                                   G. David Gordon, President


Exhibit 99C

               NETWORK SYSTEMS INTERNATIONAL, INC.
               ANNOUNCES SALE OF ITS COMMON STOCK

GREENSBORO, NORTH CAROLINA: Monday, July 10, 2000: NETWORK SYSTEMS INTERNATIONAL, INC. (NASDAQ: NESI-news; www.nesi.net) announced today that it has entered into an agreement for the sale of 1,666,667 newly issued shares of common stock at $0.60 per share to seven investors in a private placement organized by Millennium Holdings Group, Inc. Network intends to use the proceeds from the sale of this stock to reduce its outstanding indebtedness to Wachovia Bank, N.A. The sale is expected to close in July.

     During the past nine months, Network has experienced a substantial reduction in revenues and has suffered large operating losses. As a result of these two factors, Network is in default of its financial loan covenants contained in its revolving credit agreement with Wachovia. As stated in Network's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2000: "Until the Company can renegotiate its current revolving credit agreement or secure refinancing with another lender, the Company's principle sources of liquidity are funds generated by operations. These matters, along with the slowdown in software license sales, raise doubt about the ability of the Company to continue as a going concern." Network has been unable to arrange for adequate financing to replace the Wachovia credit facility. After pursuing a number of other alternatives, Network's Board of Directors concluded that the sale of its stock to the Millennium investors is the best alternative available at this time.

As a condition to the sale of stock, four of Network's current management shareholders, Robbie M. Efird (the current Chairman of the Board and Chief Executive Officer of Network),
E.W. "Sonny" Miller, Jr., David F. Christian and James W. Moseley, have agreed to sell an aggregate of 2,700,000 of their shares of Network stock to Herbert Tabin, a managing partner of Millennium, for $1,500,000, or approximately $0.56 per share, in a second private placement arranged by Millennium. The sale is also conditioned upon all of the current directors of Network resigning effective as of the closing date in favor of a representative of the new investors. The current officers of Network also plan to resign as of the closing date.

            As a condition to completing the sale of the new shares to the Millennium investors, Messrs. Efird, Miller, Christian and Moseley will also grant Network an option, expiring in forty-five days after the date of the stock sale, giving Network the right to require the former management group to purchase all of the operating assets of Network's business as currently conducted for $3,000,000. During this 45-day period, Network will determine the value of these assets and evaluate whether it is in the best interests of Network and its shareholders for Network to sell the assets to the former management group at the option price, to sell the assets to a third party, to retain the assets or to take other appropriate action.

     If Network elects to exercise the option, the former management group will make an initial cash payment of $1,500,000 for the assets and will deliver a non-recourse promissory note in the principal amount of $1,500,000, for the remaining purchase price. The note will be secured by the former management group's remaining 2,925,856 shares of Network stock. Millennium will use its best efforts to place the pledged shares with accredited investors on behalf of the former management group for at least $1,500,000, or approximately $0.51 per share. Millennium will remit the proceeds generated by the sale of the former management group's remaining shares to Network to satisfy the remaining balance of the purchase price for the assets. If the remaining shares are sold for an amount greater than $1,500,000, Millennium will retain the excess. Of the $3,000,000 paid for the assets, it is intended that $2,000,000 will be used by Network to reduce outstanding indebtedness to Wachovia under the revolving credit arrangement. If Millennium cannot sell the remaining shares for at least $1,500,000, Network will extinguish the promissory note at maturity and retain the remaining shares in satisfaction of the outstanding purchase price for the sale of the assets.


NETWORK SYSTEMS INTERNATIONAL, INC. is a vertical market company that specializes in providing industry specific solutions to the textile, apparel, home furnishings and printing industries. The Company's integrated applications provide customers a complete system for managing the enterprise and supply chain. Founded in 1985, NETWORK SYTEMS INTERNATIONAL, INC. is headquartered in Greensboro, North Carolina with offices in Dallas, Texas and Duncan, South Carolina.

Safe Harbor Act Disclaimer: This release may contain forward looking statements that involve risk and uncertainties, including without limitations, continued acceptance of the Company's products and services, increased levels of competition, new products and technological changes, the Company's dependency on financing third party suppliers and intellectual property rights, material customers, the Company's business concentration risk within the textile industry, and other risks. The Company's actual consolidated financial results during 2000, and beyond, could differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company.

               Network Systems International, Inc.
                          www.nesi.net